EXHIBIT 5.1

Andrew I. Telsey, P.C. Attorney at Law

12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112

Telephone: 303/768-9221 – Facsimile: 303/768-9224 – E-Mail: aitelsey@cs.com

October 29, 2007

Amiworld, Inc.

60 E. 42nd Street, Suite 1225

New York, NY 10165

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Amiworld, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of a total of 1,500,000 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value (the “Common Stock”), which will be issuable from time to time under the Amiworld, Inc. 2007 Stock Plan (the “2007 Plan”).

In connection therewith, we have reviewed such Registration Statement, the Company’s filings with the Securities and Exchange Commission, certain of the Company’s corporate records, documents, instruments and certificates of public officials taken in connection with the adoption of the 2007 Plan and the authorization of the issuance of the Shares and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity with originals of all items submitted to us as copies. We also have relied upon a certificate of an officer of the Company as to certain factual matters. We have relied on the Company’s records and have assumed the accuracy and completeness thereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the 2007 Plan and pursuant to the agreements that accompany each grant under the 2007 Plan, will be validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the Nevada Revised Statutes and the federal laws of the United States of America, as in effect on the date hereof.

Very truly yours,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.